UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

Rexford Industrial Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

11620 Wilshire Blvd., Suite 1000 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 996-1680	N/A
(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625 % Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 26, 2022, Rexford Industrial Realty, Inc. (the “Company”), as parent, and Rexford Industrial Realty, L.P. (the “Borrower”), as borrower, entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and a letter of credit issuer, and the other lenders named therein, which amends and restates in its entirety that certain Third Amended and Restated Credit Agreement, dated as of February 13, 2020, by and among the Company, the Borrower and Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer.

The Credit Agreement provides for (i) a senior unsecured term loan facility (“Term Loan Facility”) that permits aggregate borrowings of up to $300 million, all of which was borrowed at closing on May 26, 2022 and (ii) a senior unsecured revolving credit facility (“Revolving Credit Facility”) in the aggregate principal amount of $1 billion. The proceeds of the Term Loan Facility will be used to pay down the outstanding balance under the Borrower’s existing $150 million unsecured term loan facility, terminate the associated swap, partially pay down the outstanding balance under the Borrower’s revolving credit facility and for general corporate purposes. The proceeds of the Revolving Credit Facility will be used for general corporate purposes. The maturity date of the Term Loan Facility is May 26, 2027, and the maturity date of the Revolving Credit Facility is May 26, 2026 (with two extensions options of six months each). The Credit Agreement permits the Borrower to add one or more incremental term loans in an aggregate amount not to exceed $1.2 billion. Any increase in borrowings is subject to the satisfaction of specified conditions and the identification of lenders willing to make available such additional amounts.

Amounts outstanding under the Credit Agreement will bear interest at a rate equal to, at the Borrower’s option, either (i) Term SOFR plus the applicable margin; (ii) Daily Simple SOFR plus the applicable margin or (iii) the applicable base rate which is the highest of (a) the federal funds rate plus 0.50%, (b) the administrative agent’s prime rate or (c) Term SOFR plus 1.00%, plus the applicable margin. Term SOFR and Daily Simple SOFR will be increased by a 0.10% SOFR adjustment. The applicable margin with respect to the Term Loan Facility and the applicable margin and credit facility fee (the “Credit Facility Fee”) with respect to the Revolving Credit Facility will be determined based on the Company’s and the Borrower’s Debt Rating (as defined in the Credit Agreement) as follows:

Pricing Level	Debt Rating	Revolving Credit Facility Fee Rate Applicable Margin	Revolving Credit Facility Term SOFR Rate Loan, Daily SOFR Rate Loan, and Letter of Credit Applicable Margin	Revolving Credit Facility Base Rate Loan Applicable Margin	Term Loan Facility Term SOFR Rate Loan and Daily SOFR Rate Loan Applicable Margin	Term Loan Facility Base Rate Loan Applicable Margin
1	≥ A-/A3	0.125%	0.725%	0.00%	0.80%	0.00%
2	BBB+/Baa1	0.150%	0.775%	0.00%	0.85%	0.00%
3	BBB/Baa2	0.200%	0.850%	0.00%	0.95%	0.00%
4	BBB-/Baa3	0.250%	1.050%	0.05%	1.20%	0.20%
5	<BBB-/Baa3	0.300%	1.400%	0.40%	1.60%	0.60%

The interest rate under the Credit Agreement is also subject to a leverage-based adjustment if the Company’s ratio of total indebtedness to total asset value (“Leverage Ratio”) is less than 35%. In such case, (1) if one of the Company’s or the Borrower’s Debt Rating is at least BBB- /Baa3 and the other is not lower than BBB-/Baa3, then Pricing Level 3 in the above chart will apply, (2) if one of the Company’s or the Borrower’s Debt Rating is at least BBB/Baa2 and the other is not lower than BBB-/Baa3, then Pricing Level 2 in the above chart will apply, and (3) if one of the Company’s or the Borrower’s Debt Rating is at least BBB+/Baa1 and the other is not lower than BBB/Baa2, then Pricing Level 1 in the above chart will apply.

In addition, the Credit Agreement also features a sustainability-linked pricing component whereby the applicable margin and the Credit Facility Fee can decrease by 0.01% or increase by up to 0.04% if the Borrower meets, or does not meet, certain sustainability performance targets, as applicable.

The Borrower may voluntarily prepay loans under the Credit Agreement in whole or in part at any time, subject to certain notice requirements.

The Credit Agreement is not secured by the Company’s properties or by equity interests in the subsidiaries that hold such properties.

The Credit Agreement includes a series of financial and other covenants that the Company and the Borrower must comply with, including:

•	Maintaining a ratio of total indebtedness to total asset value of not more than 60%;

•	Maintaining a ratio of total secured debt to total asset value of not more than 45%;

•	Maintaining a ratio of adjusted EBITDA to fixed charges of at least 1.50 to 1.0;

•	Maintaining a ratio of total unsecured debt to total unencumbered asset value of not more than 60%; and

•	Maintaining a ratio of unencumbered NOI to unsecured interest expense of at least 1.75 to 1.0.

The Credit Agreement contains usual and customary events of default including defaults in the payment of principal, interest or fees, defaults in compliance with the covenants set forth in the Credit Agreement and other loan documentation, cross-defaults to certain other indebtedness, and bankruptcy and other insolvency defaults. If an event of default occurs and is continuing under the Credit Agreement, all outstanding principal amounts, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fourth Amended and Restated Credit Agreement, dated as of May 26, 2022, among Rexford Industrial Realty, L.P., Rexford Industrial Realty, Inc., Bank of America, N.A., as administrative agent and a letter of credit issuer and the other lenders named therein.

EXHIBIT 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

May 26, 2022	/s/ Laura Clark
Laura Clark Chief Financial Officer